As filed with the Securities and Exchange Commission on June 9, 2003

Registration No. 333-43385

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST–EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VARCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0252850
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 W. Sam Houston Parkway South,

Suite 1700

Houston, Texas 77042

(Address of Principal Executive Offices including Zip Code)

VARCO INTERNATIONAL, INC.

401(k) / PROFIT SHARING PLAN

(formerly known as the

Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan)

(Full Title of the Plan)

James F. Maroney, III Vice President, Secretary and General Counsel 2000 W. Sam Houston Parkway South Suite 1700 Houston, Texas 77042 (281) 953-2200	Copy to: Regina M. Schlatter, Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Termination of Registration

On December 29, 1997, Varco International, Inc. (formerly known as Tuboscope Inc.) (the “Registrant”) filed a registration statement on Form S-8 (No. 333-43385) (the “Registration Statement”) which registered the issuance of 700,000 shares of the Registrant’s common stock, par value $.01 per share, to be sold pursuant to the Varco International, Inc. 401(k) / Profit Sharing Plan (formerly known as the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan, as amended) (the “Plan”). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Effective as of December 31, 2002, no further investments may be made under the Plan into the Varco Common Stock Fund maintained under the Plan. As a result, the Registrant is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 9, 2003.

VARCO INTERNATIONAL, INC.

By:	/s/ John F. Lauletta
John F. Lauletta, Chairman of the Board and Chief Executive
Officer

By:	/s/ James F. Maroney, III
James F. Maroney, III, Vice President, Secretary and General
Counsel

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of May 27, 2003.

Signature	Title
/s/ John F. Lauletta John F. Lauletta	Chairman of the Board and Chief Executive Officer

/s/ Clay C. Williams Clay C. Williams	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ George Boyadjieff George Boyadjieff	Director

/s/ George S. Dotson George S. Dotson	Director

/s/ Richard A. Kertson Richard A. Kertson	Director

* Eric L. Mattson	Director

* L.E. Simmons	Director

/s/ Jeffrey A. Smisek Jeffery A. Smisek	Director

* Douglas E. Swanson	Director

/s/ Eugene R. White Eugene R. White	Director

/s/ James D. Woods James D. Woods	Director

*By:	/s/ JAMES F. MARONEY, III
James F. Maroney, III Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the Benefit Plans Committee has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Houston, Texas on June 9, 2003.

VARCO INTERNATIONAL, INC. 401(k) / PROFIT SHARING PLAN

By:	/s/ Kenneth L. Nibling
Kenneth L. Nibling
Vice President – Human Resources and Administration